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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): July 31, 2001

                                 METRICOM, INC.
             (Exact name of registrant as specified in its charter)



         DELAWARE                       0-19903                  77-0294597
(State or other jurisdiction     (Commission File Number)      (IRS Employer
     of incorporation)                                       Identification No.)

                             333 WEST JULIAN STREET
                           SAN JOSE, CALIFORNIA 95110
              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (408) 282-3000


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ITEM 5.  OTHER EVENTS.

         On July 31, 2001, Metricom, Inc. announced the appointment of Kevin I. Dowd as Chief Executive Officer effective July 31, 2001. The press release announcing the appointment is attached hereto as Exhibit 99.1.

         On August 2, 2001, Metricom, Inc. announced that, on July 26, 2001, it received a Nasdaq staff determination letter indicating that Nasdaq had determined to delist Metricom's securities from The Nasdaq Stock Market at the opening of business on August 3, 2001. The Company also announced that it had requested a hearing before a Nasdaq Listing Qualifications Panel to review the staff determination, and that trading of the Company's securities would remain suspended but the hearing request would stay the delisting of the Company's securities pending the Qualifications Panel's decision. The press release announcing the receipt of the Nasdaq letter is attached hereto as Exhibit 99.2.

         In addition, on August 2, 2001, Metricom announced plans to shut down its Ricochet wireless data network operations in all of its markets and an immediate staff reduction of 282 employees. The press release announcing the network shutdown and staff reduction is attached hereto as Exhibit 99.3.



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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


         (c) Exhibits.

                EXHIBIT NO.    DESCRIPTION

                99.1           Press Release of Metricom, Inc, dated as of
                               July 31, 2001.
                99.2           Press Release of Metricom, Inc., dated as of
                               August 2, 2001.
                99.3           Press Release of Metricom, Inc., dated as of
                               August 2, 2001.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     METRICOM, INC.


Date:  August 3, 2001                By: /s/ Dale W. Marquart
                                         ------------------------------------
                                             Dale W. Marquart
                                             Senior Vice President and General
                                             Counsel




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